UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9382

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2022 (the “Closing Date”), Society Pass Incorporated (the “Company”), through its wholly-owned subsidiary, Thoughtful Media Group Incorporated, a Nevada corporation (the “Buyer"), acquired from AdActive Media Group, Inc., a Delaware corporation (the “Seller”), (i) all of the outstanding capital stock of AdActive Media CA, Inc., a California corporation (the “CA Sub”), and (ii) 99.75% of all of the outstanding capital stock of Thoughtful Thailand Limited, a Thailand corporation.

The consideration paid to the Seller by the Company and the Buyer, included in a Stock Purchase Agreement, among the Company, Buyer and Seller (the “Stock Purchase Agreement”), was 609,327 shares of the Company’s common stock. The Company also issued the Seller a warrant, expiring on July 7, 2023, to purchase 203,109 shares of the Company’s common stock at an exercise price of $2.1335. The Company also assumed two loans, with a principal balance of $300,000 not including interest, payable by the Seller and the CA Sub (“Assumed Liabilities”). The Seller, however, agreed to indemnify the Company if the Parent or Buyer make payments for any liabilities of the Buyer and the CA sub greater than $700,000, including the Assumed Loans.

In addition to the Stock Purchase Agreement, on the Closing Date, the Company entered into Consulting Agreements with corporations controlled by two of the Seller’s officers pursuant to which the two officers will continue as the Buyer’s executive officers through December 31, 2022.

Pursuant to the Consulting Agreements, the corporations controlled by the officers shall receive $250,000 each upon execution of the Consulting Agreements with $162,500 of the Company’s common stock (equal to 76,166 shares of the Company’s common stock) and $87,500 in cash. Each corporation shall also receive $14,500 on the last day of each month from July 2022 to December 2022 for a total of $87,000 in monthly compensation. Further, each corporation may receive up to $175,000 in the Company’s common stock, valued at $2.1335 per share, if the Buyer achieves certain revenue targets.

The Stock Purchase Agreement and Consulting Agreements include representations, warranties and covenants of the Buyer and the Seller as well as other customary closing conditions. The foregoing summary description of the Stock Purchase Agreement and Consulting Agreements do not purport to be complete and are qualified in their entirety by the full text of the agreements filed as exhibits to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets

To the extent applicable, the information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent applicable, the information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On July 11, 2022, SOPA issued a press release announcing the matters described in Item 1.01 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1	Stock Purchase Agreement, dated July 7, 2022, among the Company, the Buyer and the Seller.
10.2	Warrant, dated July 7, 2022.
10.3	Consulting Agreement, dated July 7, 2022, between the Company and Thorman Development, Inc.
10.4	Consulting Agreement, dated July 7, 2022, between the Company and Basic Consultants Inc.
99.1	Press Release, dated July 11, 2022.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Dennis Nguyen
	Name:	Dennis Nguyen
	Title:	Chief Executive Officer

Date: July 13, 2022

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